Limited Signatory Power By this Limited Signatory Power, the undersigned authorizes and designates each of Suzanne A. Barr, Veronique K. Fine and Wells M. Engledow, each with full power of substitution, to execute and file on behalf of the undersigned all Forms 3, 4 and 5 (including any exhibits, attachments and amendments thereto) that the undersigned maybe required to file with the Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Fannie Mae. The undersigned further authorizes and designates each of Suzanne A. Barr, Veronique K. Fine, Wells M. Engledow and Scott Lesmes to execute and file on behalf of the undersigned a Form ID, and any amendments thereto, to facilitate the foregoing. The authority of Suzanne A. Barr, Veronique K. Fine and Wells M. Engledow under this Limited Signatory Power shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to their ownership of or transactions in securities of Fannie Mae, unless earlier revoked in writing. The authority of Scott Lesmes under this Limited Signatory Power shall continue until six months after the date below or, if earlier, the date the undersigned is no longer required to file Forms 3, 4 and 5 with regard to their ownership of or transactions in securities of Fannie Mae, unless earlier revoked in writing. The undersigned acknowledges that Suzanne A. Barr, Veronique K. Fine, Wells M. Engledow and Scott Lesmes are not assuming, nor is Fannie Mae assuming, any of the undersigned's responsibilities to file Forms 3, 4 and 5or otherwise comply with any related laws or regulations. This Limited Signatory Power revokes any Signatory Power or Power of Attorney the undersigned has previously signed with respect to Forms 3, 4 and 5, and Form IDs, that the undersigned may be required to file with the Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Fannie Mae. Date: November 29, 2022 Signed: /s/ Anthony Moon Anthony Moon